UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 30, 2022

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed on December 30, 2022 by Novo Integrated Sciences, Inc. (the “Company”), on December 23, 2022, the Company, SwagCheck Inc. (“SWAG”), and all SWAG shareholders (collectively, the “SWAG Shareholders”) entered into that certain Share Purchase Agreement (the “SWAG Agreement”). Pursuant to the terms of the SWAG Agreement, the Company agreed to purchase, and the SWAG Shareholders agreed to sell to the Company, 100% of the outstanding shares of SWAG in exchange for $1.00 (the “SWAG Purchase”). SWAG holds a specific right of purchase of a precious gem collection (the “Gems”) as provided for in an agreement between SWAG and a Court-appointed Successor Receiver for the United States District Court for the Central District of California (the “Receiver”).

In addition to certain customary closing conditions in the SWAG Agreement, the obligations of SWAG and the SWAG Shareholders to consummate the closing of the SWAG Purchase were subject to the satisfaction (or waiver by any of SWAG or the SWAG Shareholders), at or before the closing date, of certain conditions, including that (i) the Company will have provided SWAG with a binding letter of intent (a “LOI”) by a competent financing party for financing in the amount of at least $90 million by December 27, 2022 with a closing date no later than December 30, 2022, (ii) $60 million will be distributed directly to the Receiver for the purchase of the Gems by SWAG, and (iii) $30 million is a mark-up to be distributed for the benefit of the outgoing SWAG Shareholders.

On December 30, 2022, the Company, SWAG and the SWAG Shareholders entered into Amendment No. 1 to the SWAG Agreement (the “SWAG Amendment”). Pursuant to the terms of the SWAG Amendment, the parties agreed as follows:

●	The closing of the SWAG Purchase will occur no later than January 10, 2023, with all contemplated extensions being subject to the Receiver’s stipulations, conditions, and limitations.

●	The condition for the Company to provide SWAG with a binding LOI has been deleted.

●	A total of $92 million will be distributed as follows: (i) $60 million will be distributed to the Receiver for the purchase of the Gems by SWAG, and (ii) a $32 million mark-up will be distributed directly for the benefit of the outgoing SWAG Shareholders.

Following the closing of SWAG Purchase, SWAG will be a wholly owned subsidiary of the Company and will own title to the Gems, which the Company intends to either collateralize or sell to raise capital.

The foregoing description of the SWAG Amendment does not purport to be complete and is qualified in its entirety by the actual SWAG Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 1 to Share Purchase Agreement, dated as of December 30, 2022, by and among Novo Integrated Sciences, Inc., SwagCheck Inc. and the shareholders of SwagCheck Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: January 6, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer